EXHIBIT 99.2
PURCHASE AGREEMENT
          PURCHASE AGREEMENT (this “Agreement”) dated as of April 18, 2007, between ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Company”), ATLAS PIPELINE FINANCE CORP., a Delaware corporation (“Finance Co.” and collectively with the Company, the “Issuers”), and SUNLIGHT CAPITAL PARTNERS, LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Certificate.
WITNESSETH:
          WHEREAS, the Company and the Purchaser have agreed to amend (the “Amendment”) the Certificate of Designations for the Company’s 6.5% Cumulative Convertible Preferred Units (as amended, the “Preferred Units”) dated as of March 13, 2006, substantially in the form of the Amended and Restated Certificate of Designation in the form of Exhibit A hereto (the “Certificate”);
          WHEREAS, in consideration of the Purchaser’s agreement to the Amendment, the Issuers desire to issue to the Purchaser an aggregate principal amount of its 8 1/8% Senior Notes due 2015 (the “Notes”) as provided herein;
          WHEREAS, the Notes will have registration rights pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Purchaser, substantially in the form of Exhibit B hereto (the “Registration Rights Agreement” and collectively with the Certificate and this Agreement, the “Transaction Documents”);
          WHEREAS, pursuant to the Registration Rights Agreement, the Issuers will exchange the Notes for 8 1/8% Senior Notes due 2015 that are registered under the Securities Act of 1933, as amended (the “Exchange Notes”) as set forth therein;
          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Issuance of Notes and Consent to Amendment
     Section 1.1 Issuance of Notes and Consent to Amendment. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, (i) the Issuers agree to issue to the Purchaser (A) $8,524,000 aggregate principal amount of Notes and (B) cash in the amount of $745.44 and (ii) the Purchaser agrees to (A) pay to the Issuers an amount equal to the accrued and unpaid interest on the Notes from December 20, 2005 through and including the Closing Date and (B) consent to the Amendment (the “Consent”).

     Section 1.2 The Closing.
          (a) Timing. Subject to the fulfillment or waiver of the conditions set forth in Article IV hereof, the delivery of the Notes and the Consent shall take place at a closing (the “Closing”) on or about the date hereof or such other date as the Purchaser and the Company may agree upon (the “Closing Date”).
          (b) Closing. On the Closing Date, the Company shall deliver to the Purchaser one or more certificates in definitive form or global form, as instructed by the Purchaser, for the Notes, and in such denomination or denominations and registered in the name of the Purchaser, with any transfer taxes payable in connection with the transfer of the Notes to the Purchaser duly paid. On the Closing Date, the Purchaser shall deliver to the Company the Consent, substantially in the form of Exhibit C hereto. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing. The Notes will be fully paid for by the Purchaser as of the Closing Date.
          (c) Exchange of Notes. Pursuant to the terms of the Registration Rights Agreement, the Issuers shall exchange the Notes for Exchange Notes as set forth therein.
ARTICLE II
Representations and Warranties
     Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and the Closing Date:
          (a) Organization and Qualification; Material Adverse Effect. Each Issuer has been duly organized and is validly existing as a limited partnership or corporation, as applicable, in good standing under the laws of the State of Delaware. Each Issuer is duly qualified and in good standing as a foreign limited partnership or corporation, as applicable, in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary (including every jurisdiction in which it owns or leases real property), except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect on such Issuer. For purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company that is (either alone or together with all other adverse effects) material to the Company, and any material adverse effect on the transactions contemplated under this Agreement or any other agreement or document contemplated hereby or thereby. Each of the Company’s subsidiaries is validly existing as a corporation, limited liability company or partnership, as applicable, in its respective jurisdiction of formation. Schedule 2.1(a) hereto identifies each of the Company’s subsidiaries (the “Subsidiaries”). All of the issued and outstanding capital stock, limited liability company interests or partnership interests, as applicable, of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and (except as otherwise disclosed on Schedule 2.1(a)) is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. Except as disclosed on Schedule 2.1(a), the Company does not own, lease or license any asset or property or conduct any business outside the United States of America. Each Issuer has all requisite limited partnership or corporate power and authority, as applicable, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental orders or regulatory bodies or any other person or entity, to own, lease, license and operate its assets and properties and conduct its business as now being conducted and as described in the SEC Documents (as defined below), except for such authorizations, approvals, consents, orders licenses, certificates and permits the absence of which would not have a Material Adverse Effect.
          (b) Authorization; Enforceability. (i) Each of the Issuers has all requisite limited partner or corporate, as appropriate, power and authority to enter into and perform the Transaction Documents to which it is a party and to issue the Notes and the Exchange Notes in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary limited partnership or corporate action, as appropriate, and no further consent or authorization of the Company or its General Partner or limited partners, or Finance Company and its directors, is required, (iii) the Transaction Documents have been, or at the Closing will be, duly executed and delivered by each of the Issuers, as appropriate, (iv) assuming they have been duly executed and delivered by the Purchaser (in the case of this Agreement, the Registration Rights Agreement and the Consent), the Transaction Documents constitute, or at the Closing will constitute, valid and binding obligations of each of the Issuers, as appropriate, enforceable against each of them in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws, (v) the Notes have been duly authorized and, on the Closing Date, when executed and authenticated in the manner provided for in the Indenture dated December 20, 2005 among the Issuers, the guarantors and Wachovia Bank, National Association, as Trustee (as supplemented, the “Indenture”) and delivered to the Purchaser as provided in this Agreement, will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and will be entitled to the benefits of the Indenture and (vi) the Exchange Notes, when executed and authenticated in the manner provided for in the Indenture, will be duly authorized and delivered to the Purchaser as provided in this Agreement and the Registration Rights Agreement, and will constitute the legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application, and will be entitled to the benefits of the Indenture.
          (c) Capitalization. As of the date hereof, except as described in this Section 2.1(c) or disclosed in Schedule 2.1(c), (i) none of the Company’s equity securities are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any equity securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional equity securities of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any equity securities of the Company or any of its Subsidiaries, (iii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (“Securities Act” or “1933 Act”) (except the Registration Rights Agreement), (iv) other than the Notes, there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes as described in this Agreement and (vi) the Company does not have any unit appreciation rights or “phantom unit” plans or agreements or any similar plan or agreement.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by each of them of the transactions contemplated hereby and thereby and issuance of the Notes will not (i) result in a violation of the Company’s Certificate of Limited Partnership or Limited Partnership Agreement or Finance Co’s Certificate of Incorporation or Bylaws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, except as would not reasonably be expected to have a Material Adverse Effect or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the New York Stock Exchange (the “Principal Market”) or other principal securities exchange or trading market on which the Common Units are traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its organizational documents or limited partnership agreements, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of (x), (y) or (z)) would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents or the issuance of the Notes, in accordance with the terms hereof or thereof.

          (e) SEC Documents; Financial Statements. Since January 1, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Purchaser or its representatives true and complete copies of any SEC Documents that were not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).
          (f) Absence of Certain Changes. Except as disclosed in the Company’s Report on Form 10-K for the year ended December 31, 2006 (the “Company’s 10-K”) or the SEC Documents, there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company which has had or, to the knowledge of the Company, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.
          (g) Absence of Litigation. To the Company’s knowledge, there are no material pending or threatened legal proceedings, other than routine litigation incidental to the Company’s business, to which the Company or any of its Subsidiaries is a party or of which any of their property is the subject, (i) except as set forth in SEC Documents and (ii) except which individually and in the aggregate, respectively, would not be reasonably likely to result in liability to the Company in excess of $100,000 and $500,000, respectively.
          (h) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.
          (i) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Notes to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Notes to be integrated with other offerings in violation of the 1933 Act.
          (j) Employee Relations. The Company does not have any employees. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be reasonably likely to result in a Material Adverse Effect has notified the Company in writing that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.
          (k) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably expect to have a Material Adverse Effect. Except as set forth in the Company’s 10-K, none of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement, except as would not be reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others.
          (l) Environmental Laws. (A) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (B) Except as disclosed in the SEC Documents, (i) there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or its Subsidiaries (or to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have a Material Adverse Effect; (ii) there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its Subsidiaries, except for any such spill, discharge, leak emission, injection, escape, dumping or release which would not have a Material Adverse Effect; and (iii) the terms “hazardous wastes,” “toxic wastes” and “hazardous substances” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.
          (m) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in the ordinary course of business as currently conducted, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 2.1(m) or such as do not materially interfere with the use of such property by the Company or any of its Subsidiaries in the ordinary course of business as currently conducted. Any material real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made of such property and buildings by the Company and its Subsidiaries in the ordinary course of business as currently conducted.
          (n) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit except as would reasonably be expected to have a Material Adverse Effect.
          (o) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (p) Foreign Corrupt Practices Act. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company, nor any director, officer,

agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of acting for, or on behalf of, the Company, directly or indirectly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; directly or indirectly made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any similar treaties of the United States; or directly or indirectly made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government or party official or employee.
          (q) Tax Status. (A) Except as set forth in the Company’s 10-K, the Company has made or filed all United States federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (i) has paid all taxes and other governmental assessments and charges, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (ii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.
               (B) The Company has met the qualification requirements for a “partnership” under the Internal Revenue Code of 1986, as amended (the “Code”) during its taxable years ending on or after December 31, 2001 and its proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a “partnership” under the Code, assuming no change in the applicable underlying law. The Company does not know of any event that would cause or is likely to cause the Company to fail to qualify as a partnership for tax purposes at any time.
          (r) Certain Transactions. Except as set forth in the Company 10-K or the SEC Documents and except for arm’s length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on Schedule 2.1(c) or the Company’s 10-K, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.
          (s) Obligations. Except to the extent (if any) specifically set forth in the Transaction Documents, the Company’s obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.
          (t) Sarbanes-Oxley Act. The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and any and all applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
          (u) Investment Company Status. Neither the Company nor Finance Co. is an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.
          (v) Listing and Maintenance Requirements. Since January 1, 2006, the Company has been in compliance with all listing and maintenance requirements for the Principal Market except, in each case, as could not reasonably be expected to result in a Material Adverse Effect. Since January 1, 2006, the Company has not received any communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Units from the Principal Market.
          (w) Brokers. Neither the Company nor Finance Co. has taken any action that would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company, Finance Co. or the Purchaser relating to this Agreement or the transactions contemplated hereby.
     Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and the Closing Date:
          (a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and is able to bear the risk of its investment in the Preferred Units, the Conversion Units and the Notes. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Preferred Units, the Conversion Units and the Notes.
          (b) Information. The Purchaser and its advisors, if any, have been furnished with all information relating to the business, finances and operations of the Company and the offer and sale of the Preferred Units, the Conversion Units and the Notes which has been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in Section 2.1 above. The Purchaser understands that its investment in the Preferred Units, the Conversion Units involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Notes.
          (c) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Preferred Units or the Notes or the fairness or suitability of the investment in the Preferred Units or the Notes nor have such authorities passed upon or endorsed the merits thereof.
          (d) Authorization; Enforcement. Each of this Agreement, the Consent and the Registration Rights Agreement has been or on the Closing Date shall be duly and validly authorized, executed and delivered on behalf of the Purchaser and is or will be on the Closing Date a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Consent and the Registration Rights Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.
          (e) Residency. The Purchaser is a resident of the State of New York.
          (f) No Conflicts. The execution, delivery and performance of each of this Agreement, the Consent and the Registration Rights Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation, by-laws or other documents of organization of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is bound, or (iii) result in a violation of any law, rule, regulation or decree applicable to the Purchaser.
          (g) Purchaser Representation. The Purchaser purchased the Preferred Units and is purchasing the Notes for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that the Preferred Units and the Notes have not been registered under the 1933 Act or under the “blue sky” laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if Purchaser delivers an opinion of counsel to the Company that an exemption from registration is available or that registration not required by law. The Purchaser has been advised and understands that the Company, in issuing the Preferred Units and the Notes, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the 1933 Act.
          (h) Rule 144. The Purchaser understands that there is no public trading market for the Preferred Units and the Notes, that none is expected to develop, and that each of the Preferred Units and the Notes must be held indefinitely unless and until the Preferred Units and the Notes are registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act. The Purchaser understands that each Note will bear a legend substantially to the following effect until such legend shall no longer be necessary or advisable because the Notes are no longer subject to the restrictions on transfer described therein:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IN ACCORDANCE WITH THE TRANSFER RESTRICTIONS CONTAINED IN THE INDENTURE UNDER WHICH THIS NOTE WAS ISSUED.
     The Purchaser further understands that the Exchange Notes, when issued to Purchaser under the terms of the Registration Rights Agreement, will be registered under the 1933 Act and will not bear any such legend.
          (i) Brokers. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.
ARTICLE III
Covenants
     Section 3.1 Securities Compliance. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes.
     Section 3.2 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article IV of this Agreement.
     Section 3.3 Blue Sky Laws. The Company shall take such actions as it reasonably determines are required to comply with all “blue sky” laws applicable to the issuance of the Notes hereunder; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign entity in any jurisdiction where it is not so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is no so subject.
     Section 3.4 Publicity. The Company shall file a Report on Form 8-K with the SEC, which shall describe the Amendment and the issuance of the Notes and which shall include the Transaction Documents as exhibits, as required by the 1934 Act.
     Section 3.5 Existence. So long as any Notes remain outstanding, the Company and each Subsidiary will maintain its existence in good standing and remain qualified to do business as a foreign entity in each jurisdiction in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary, except where the failure to maintain such qualifications would not reasonably be expected to have a Material Adverse Effect.
ARTICLE IV
Conditions to Closings
     Section 4.1 Conditions Precedent to the Obligations of the Company. The obligation hereunder of the Company to issue the Notes and execute the Registration Rights Agreement at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.
          (a) Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).
          (b) Performance by the Purchaser. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing.
          (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
     Section 4.2 Conditions Precedent to the Obligations of the Purchaser. The obligation hereunder of the Purchaser to deliver the Consent at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser’s benefit and may be waived by the Purchaser at any time in its sole discretion.
          (a) Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).
          (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing.
          (c) NYSE Trading. From the date hereof to the Closing Date, trading in the Company’s Common Units shall not have been suspended by the SEC and trading in securities generally as reported by the Principal Market shall not have been suspended or limited.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by the Transaction Documents
          (e) Registration Rights Agreement. The Company and the Purchaser shall have executed and delivered the Registration Rights Agreement.
          (f) Officer’s Certificates. The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser’s counsel, executed by an officer of the General Partner, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the charter documents, good standing and authorizing resolutions of the Company.
          (g) Opinion of Counsel. At the Closing, the Purchaser shall have received an opinion of counsel to the Company in the form attached hereto as Exhibit D and such other opinions, certificates and documents as the Purchaser or their counsel shall reasonably require incident to the Closing.
ARTICLE V
Indemnification
     Section 5.1 Indemnification.
          (a) Indemnification by the Company. In consideration of the Purchaser’s execution and delivery of this Agreement, the Consent and the Registration Rights Agreement and acquiring the Notes hereunder, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Purchaser Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Purchaser Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company or Finance Co. in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of the Company or Finance Co. contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by the Company or Finance Co. or enforcement of the Transaction Documents, or (iv) the enforcement of this Section. Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Purchaser Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law. Notwithstanding the foregoing, to the extent this Section overlaps with Section 5(a) of the Registration Rights Agreement, the amount of the Holder’s indemnification shall not exceed the limitation contained in such provision.
          (b) Indemnification by Finance Co. In consideration of the Purchaser’s execution and delivery of this Agreement, the Consent and the Registration Rights Agreement and acquiring the Notes hereunder, Finance Co. shall defend, protect, indemnify and hold harmless the Purchaser Indemnitees from and against any and all Purchaser Indemnified Liabilities incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by Finance Co. in the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of Finance Co. contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Purchaser Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance, breach by Finance Co. or enforcement of the Transaction Documents to which Finance Co. is a party, or (iv) the enforcement of this Section. Notwithstanding the foregoing, Purchaser Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Purchaser Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by Finance Co. may be unenforceable for any reason, Finance Co. shall make the maximum contribution to the payment and satisfaction of each of the Purchaser Indemnified Liabilities which is permissible under applicable law. Notwithstanding the foregoing, to the extent this Section overlaps with Section 5(a) of the Registration Rights Agreement, the amount of the Holder’s indemnification shall not exceed the limitation contained in such provision.
          (c) Indemnification by the Purchaser. The Purchaser shall defend, protect, indemnify and hold harmless each of the Company and Finance Co. and all of their partners, officers, directors, employees, members and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Company Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Company Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to this Agreement (i) any misrepresentation or breach of any representation or warranty made by the Purchaser in Section 2.2 (except for clauses (d) and (f) thereof) of this Agreement, (ii) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents, the Consent or any other certificate or document contemplated hereby or thereby, or (iii) the enforcement of this Section.. Notwithstanding the foregoing, Company Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Company Indemnitee’s willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Company Indemnified Liabilities which is permissible under applicable law.

     Section 5.2 Procedure. Each party entitled to indemnification under this Article V (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article V except to the extent that the Indemnifying Party is materially and adversely affected by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such non-privileged information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.
ARTICLE VI
Governing Law; Miscellaneous
     Section 6.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY

OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.
     Section 6.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
     Section 6.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
     Section 6.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
     Section 6.5 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
     Section 6.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, Pennsylvania 15108
Telephone: (412) 262-2830
Facsimile: (412) 262-2820
Attention: Lisa Washington
If to Finance Co.:
Atlas Pipeline Finance Corp.
311 Rouser Road

Moon Township, Pennsylvania 15108
Telephone: (412) 262-2830
Facsimile: (412) 262-2820
Attention: Lisa Washington
If to the Purchaser:
Sunlight Capital Partners, LLC
712 Fifth Avenue
New York, New York 10019
Telephone: (212) 974-6000
Facsimile: (212) 974-2092
Attention: Sundar Srinivasan
          Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.
     Section 6.7 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may assign some or all of its rights hereunder to any assignee of the Preferred Units or the Notes to the extent such assignee signs a counterpart signature page to this Agreement or a joinder agreement. Notwithstanding anything to the contrary contained in the Transaction Documents, the Purchaser shall be entitled to pledge the Preferred Units or Conversion Units in connection with a bona fide margin account.
     Section 6.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
     Section 6.9 Survival. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.
     Section 6.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     Section 6.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     Section 6.12 Remedies. The Purchaser and each assignee of Purchaser (“Assignee”) shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provisions of the Transaction Documents shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Documents and to exercise all other rights granted by law. The Purchaser and each Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.
* * * * *
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:	PURCHASER:

ATLAS PIPELINE PARTNERS, L.P.	SUNLIGHT CAPITAL PARTNERS, LLC

By:	By:
Name:	Name:
Title:	Title:

FINANCE CO.:

ATLAS PIPELINE FINANCE CORP.

By:
Name:
Title:

SCHEDULE 2.1(a)
Subsidiaries
Atlas Pipeline Operating Partnership, L.P.
Atlas Pipeline Finance Co.
Atlas Pipeline New York, LLC
Atlas Pipeline Ohio, LLC
Atlas Pipeline Pennsylvania, LLC
Atlas Pipeline Mid-Continent LLC
Atlas Arkansas Pipeline LLC
NOARK Pipeline System, L.P.
Elk City Oklahoma GP, LLC
Elk City Oklahoma Pipeline, L.P.
Each of the subsidiaries (other than Finance Co.) is a guarantor under the Revolving Credit and Term Loan Agreement, dated as of April 14, 2005 and amended on October 31, 2005, May 1, 2006 and June 29, 2006, among the Company, the guarantors, Wachovia Bank, National Association and the other lenders named therein. The Company pledged all of its assets, including its direct or indirect equity interest in each of the subsidiaries, as collateral.

SCHEDULE 2.1(c)
(i)	Pursuant to § 5.9 of the Company’s Second Amended and Restated Agreement of Limited Partnership, whenever the Company issues additional equity securities, the General Partner has the right to purchase such securities to the extent necessary to maintain the percentage interest of it and its affiliates.
(ii)	Pursuant to the Company’s Long-Term Incentive Plan, 229,892 units have been granted to certain managing board members of the Company’s general partner and other employees who provide services to the Company. These units vest 25% per year for 4 years.
(iii)	Pursuant to § 7.13 of the Company’s Second Amended and Restated Agreement of Limited Partnership, the General Partner and its affiliates have registration rights with respect to any partnership securities they hold and cannot sell under Rule 144 or other exemption.

(iv)	None.

(v)	None.

(vi)	See (ii) above.

SCHEDULE 2.1(m)
See Schedule 2.1(a).

AMENDED AND RESTATED
CERTIFICATE OF DESIGNATION OF
THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS OF PREFERRED UNITS AND
QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF
of
6.5% CUMULATIVE CONVERTIBLE PREFERRED UNITS
for
ATLAS PIPELINE PARTNERS, L.P
          ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Company”) pursuant to the provisions of the Delaware Revised Uniform Limited Partnership Act and its Limited Partnership Agreement, does hereby state and certify that pursuant to the authority expressly vested in ATLAS PIPELINE PARTNERS GP, LLC, its general partner (the “General Partner”), the General Partner duly adopted the following resolutions, which remain in full force and effect as of the date hereof:
          RESOLVED, that the Certificate of Designations of the 6.5% Cumulative Convertible Preferred Units, dated as of March 13, 2006, be and it hereby is amended and restated as follows:
          RESOLVED, that each of the 6.5% Cumulative Convertible Preferred Units rank equally in all respects and shall be subject to the following terms and provisions:
     1. Designation. There is hereby created a series of units designated as the “6.5% Cumulative Convertible Preferred Units.” The number of units (the “Preferred Units”) shall be 40,000 and the face value of each Preferred Unit shall be $1,000 (the “Face Value”).
     2. Definitions. For purposes of this Certificate of Designations, the following terms shall have meanings ascribed to them below:
          “Call Option Conditions” means (i) the Company is in compliance with the terms of the Purchase Agreement, these Designations and the Registration Rights Agreement; (ii) either the Registrable Securities (as defined in the Registration Rights Agreement) are (A) eligible for resale without restriction pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”) or (B) are covered by an effective registration statement (the “Registration Statement”) and such registration statement is not subject to any suspension or stop orders, the prospectus contained therein is current and deliverable and not subject to any blackout or similar circumstance; (iii) the Registrable Securities (as defined in the Registration Rights Agreement (as defined below)) are listed on the Principal Market; and (iv) the Company is not subject to any bankruptcy, insolvency or similar proceeding.
          “Change of Control” means the occurrence of any of the following:
          (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
          (2) the adoption of a plan relating to the liquidation or dissolution of the Company or the removal of the General Partner by the limited partners of the Company;
          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares; provided that a change of control shall not be deemed to occur solely as a result of a transfer of the general partnership interests of the Company or the equity interests in the General Partner to a new entity in contemplation of the initial public offering of such new entity, or as a result of any further offering of equity interests of such new entity (or securities convertible into such equity interests) so long as the persons or entities that beneficially own the general partnership interests of the Company or the equity interests in the General Partner on the Closing Date continue to hold the general partnership interests in such new entity (or, in the case of a new entity that is not a partnership, no other person or group beneficially owns more than 50% of the Voting Stock of such new entity);
          (4) the Company consolidates or merges with or into another person or any person consolidates or merges with or into the Company, in either case under this clause (4) in one transaction or a series of related transactions in which immediately after the consummation thereof persons beneficially owning, directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own, directly or indirectly, Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee person; or
          (5) the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.
          “Closing Price” shall mean $43.00, as such Closing Price may be adjusted pursuant to Section 6(d) of this Certificate of Designation.
          “Common Units” shall mean the common units representing limited partner interests of the Company.
          “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the General Partner who (1) was a member of such Board of Directors on the Closing Date or (2) was nominated for election or elected to such Board of Directors with the approval of either (x) a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (y) any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) who owns all the general partnership interests or a majority of the equity interests of the General Partner.
          “Conversion Commencement Date” shall mean the date immediately following the first record date for Common Unit dividends occurring after the second year anniversary of the issuance of the Preferred Units; provided, however, that if a Change in Control or a Company Event (as defined below) shall have occurred or been announced before such date, the Conversion Commencement Date shall be the date such Change in Control Transaction or Company Event, as the case may be, shall have occurred or been announced.
          “Conversion Price” shall mean the lesser of (a) the Closing Price or (b) 95% of the Market Price as of the Conversion Notice Date (as defined below); provided, however, if the Company elects to pay the Conversion Value to Holder instead of issuing Common Units, the Conversion Price shall be the lesser of (a) the Closing Price or (b) 100% of the Market Price as of the Conversion Notice Date.
          “Conversion Value” shall mean: (i) if the Closing Price is less than the Market Price, the number of Common Units issuable for the Preferred Units being converted or redeemed multiplied by the Market Price and (ii) if the Closing Price is greater than or equal to the Market Price, the Liquidation Value (as defined below) of the Preferred Units being converted or redeemed.
          “Currency Conversion Option” shall mean the right of the Company to satisfy a Conversion Notice by paying to the Holder the Conversion Value as of the Conversion Notice Date or Mandatory Conversion Date, as appropriate, rather than issuing Common Units to it.
          “Dividend Commencement Date” shall mean March 13, 2008.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          “First Call Date” shall mean the date immediately following the first record date for Common Unit dividends occurring after the one year anniversary of the issuance of the Preferred Units.
          “First Call Redemption Price” equals $51.17 per unit (as may be adjusted pursuant to Section 6(d)).
          “Holder” means Sunlight Capital Partners, LLC or any of its transferees permitted pursuant to the terms of the Purchase Agreement (as defined below).
          “Mandatory Conversion Date” shall mean the second year anniversary of the Conversion Commencement Date, provided however, that if the Call Option Conditions shall not have been satisfied for the 20 Trading Days immediately preceding such date, the Mandatory Conversion Date shall be such later date as such conditions shall have been satisfied.

          “Market Price” shall mean the average closing price of a Common Unit over the ten (10) consecutive Trading Days immediately preceding the date as of which the Market Price is being determined, provided that if the Common Units are not then listed on any market or exchange, then the Market Price shall be the average of the closing bid prices for the Common Units on the OTC Bulletin Board, or, if such is not available, the National Quotation Bureau, or otherwise the average of the closing bid prices for the Common Units quoted by two market-makers of the Common Unit, or otherwise such Market Price shall be the fair market value of one Common Unit as reasonably determined in good faith by the Company and the Holders of a majority of the Preferred Units.
          “Principal Market” shall mean the New York Stock Exchange or such other principal market or exchange on which the Common Units are then listed for trading.
          “Redemption Date” shall mean the date upon which a redemption effected pursuant to the exercise of a Call Option or Special Call Option shall be consummated.
          “Second Call Date” shall mean the sixth month anniversary of the First Call Date.
          “Second Call Redemption Price” shall mean $53.22 per unit (as such price may be adjusted pursuant to Section 6(d)).
          “Special Call Redemption Price” shall mean the following based upon the date on which the Special Call Option is exercised:

Special Call
Special Call Redemption Price	Option Exercised Before
Greater of 126% of Closing Price or 107% of Market Price on Redemption Date (“Redemption Date Market Price”)	June 25, 2006
Greater of 125% of Closing Price or 106% of Redemption Date Market Price	October 7, 2006
Greater of 124% of Closing Price or 105% of Redemption Date Market Price	January 20, 2007
Greater of 123% of Closing Price or 104% of Redemption Date Market Price	May 4, 2007
Greater of 122% of Closing Price or 103% of Redemption Date Market Price	August 16, 2007

Special Call
Special Call Redemption Price	Option Exercised Before
Greater of 121% of Closing Price or 102% of Redemption Date Market Price	November 28, 2007
Greater of 120% of Closing Price or 101% of Redemption Date Market Price	The First Call Date
          “Trading Day” shall mean a day on which there is trading on the New York Stock Exchange or such other market or exchange on which the Common Units are then principally traded.
          “Voting Stock” of any person as of any date means the equity interests of such person pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, general partners or trustees of such person (regardless of whether, at the time, equity interests of any other class or classes shall have, or might have, voting power by reason of the occurrence of any contingency) or, with respect to a partnership (whether general or limited), any general partner interest in such partnership.
     3. Dividends. Commencing on the Dividend Commencement Date, the Holders of the Preferred Units shall be entitled to receive cumulative dividends at the per unit rate of six and a half percent (6.5%) per annum of the Face Value of each outstanding Preferred Unit. Dividends shall be paid on the same date (a “Dividend Payment Date”) as the dividend payment date for Common Units and the record dates for dividends on the Preferred Units and Common Units shall be the same. Dividends shall accrue on each Dividend Payment Date. Notwithstanding anything in this Section 3 to the contrary, with respect to Preferred Units which are converted with Common Units, the Holder shall not be entitled to a Preferred Unit dividend and a Common Unit dividend with respect to the same period, but shall be entitled only to the dividend to be paid based upon the class of equity held on the record date. Thus, if Holder converts Preferred Units into Common Units prior to a record date, on the applicable Dividend Payment Date, it shall receive the Common Unit dividend with respect to such units and if the Holder converts Preferred Units after a record date, on the applicable Dividend Payment Date, it shall receive the Preferred Unit dividend.
     4. Liquidation Value. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the Holders of the Preferred Units shall be entitled to receive, out of the assets of the Company available for distribution to unit holders, prior and in preference to any distribution of any assets of the Company to the holders of any other class or series of equity securities, the amount of Face Value per unit plus all accrued but unpaid dividends thereon and all liquidated damages payable under the Registration Rights Agreement (as defined below) which have not yet been paid (collectively, the “Liquidation Value”). The foregoing shall not affect any rights which Holders of Preferred Units may have with respect to any requirement that the Company repurchase the Preferred Units or for any right to monetary damages.
     5. Issuance of Preferred Units. The Preferred Units shall be issued by the Company pursuant to a Purchase Agreement, dated as of March 13, 2006 (the “Purchase Agreement”) between the Company and the initial subscriber for the Preferred Units thereunder (collectively, the “Subscriber”), and Holders of Preferred Units shall enjoy the benefits of the Registration Rights Agreement, dated as of March 13, 2006 (the “Registration Rights Agreement”) between such parties in connection with the Purchase Agreement to the extent set forth therein.
     6. Conversion.
          (a) Conversion at Option of Holders. Commencing on the Conversion Commencement Date, subject to the terms hereof, each Holder of the Preferred Units shall have the right at any time and from time to time, at the option of such Holder, to request conversion of any or all Preferred Units held by such Holder for such number of fully paid, validly issued and nonassessable Common Units, free and clear of any liens, claims or encumbrances, as is determined by dividing (i) the Liquidation Value times the number of Preferred Units being converted, by (ii) the applicable Conversion Price on the Conversion Notice Date (subject to the limitations set forth in this Section 6). Immediately following such conversion, the rights of the Holders of converted Preferred Units, including without limitation, any accrual of dividends, shall cease and the persons entitled to receive the Common Units upon the conversion of Preferred Units shall be treated for all purposes as having become the owners of such Common Units.
          (b) Mandatory Conversion. On the Mandatory Conversion Date, all then outstanding Preferred Units shall be automatically converted into Common Units, determined in the manner set forth in paragraph (a) above; provided however, that the applicable Conversion Price shall be the Conversion Price based on the ten Trading Days immediately preceding the Mandatory Conversion Date; provided, however, that in lieu of converting the Preferred Units, the Company may exercise the Currency Conversion Option, provided that has provided the Holder with written notice of such exercise no later than 10 Trading Days prior to the Mandatory Conversion Date.
          (c) Mechanics of Conversion. To convert Preferred Units into Common Units, the Holder shall give written notice (“Conversion Notice”) to the Company in the form of page 1 of Exhibit A hereto (which Conversion Notice may be given by facsimile transmission) stating that such Holder elects to convert the same and shall state therein the number of Preferred Units to be converted; provided that such number must be at least the lesser of 10,000 or the number of outstanding Preferred Units, and the name or names in which such Holder wishes the certificate or certificates for Common Units to be issued. The date of the Conversion Notice shall be hereinafter be referred to as the “Conversion Notice Date.” The Holder may not submit more than one Conversion Notice during any 30 day period. No later than 5 Trading Days after receipt of the Conversion Notice, the Company shall notify Holder in writing (the “Company Notice”) of its option to either (i) issue Common Units to Holder or (ii) pay to Holder the Conversion Value of the Preferred Units in cash pursuant to the Currency Conversion Option.

The Company shall then either issue the Common Units or pay the Conversion Value of the Preferred Units being redeemed, as indicated to the Holder, on a date (the “Conversion Date”) no later than 30 days after Conversion Notice Date. In the event that the Company shall have elected to issue Common Units, the Company shall, in the Company Notice, indicate its computation of the number of Common Units to be received by Holder. On the Conversion Date and subject to the book-entry provisions set forth below, such Holder shall surrender the certificate or certificates representing the Preferred Units being converted, duly endorsed, at the office of the Company or, if identified in writing to Holder by the Company, at the offices of any transfer agent for such units. If the Company shall have elected to pay the Conversion Value to Holders on the Conversion Date, it shall wire Federal Funds in the amount of the Conversion Value to the account of the Holder specified by Holder to the Company. If the Company has elected to issue Common Units, then on the Conversion Date, the Company shall issue Holder a certificate or certificates for the number of Common Units to which such Holder shall be entitled (with the number of and denomination of such certificates designated by such Holder), and the Company shall immediately issue and deliver to such Holder a certificate or certificates for the number of Preferred Units (including any fractional shares) which such Holder has not yet elected to convert hereunder but which are evidenced in part by the certificate(s) delivered to the Company in connection with such Conversion Notice. If certificates evidencing the Common Units are not received by the Holder within five (5) Trading Days of the Conversion Date, then the Holder will be entitled to: (i) revoke and withdraw its Conversion Notice, in whole or in part, at any time prior to its receipt of those certificates or (ii) be paid immediately the Conversion Value by the Company instead of receiving Common Units. In lieu of delivering physical certificates representing the Common Units issuable upon conversion of Preferred Units, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Units issuable upon conversion or dividend payment to the Holder, by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system. The time periods for delivery described above, shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 6 shall be deemed to have been made immediately prior to the close of business on the Conversion Date. The person or persons entitled to receive the Common Units issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Units at the close of business on the Conversion Date.
          The Company’s obligation to issue Common Units upon conversion of Preferred Units shall, subject to compliance with this subsection (a) in all material respects, be absolute, is independent of any covenant of any Holder of Preferred Units, and shall not be subject to: (i) any offset or defense; or (ii) any claims against the Holders of Preferred Units whether pursuant to this Certificate of Designations, the Purchase Agreement, the Registration Rights Agreement, or otherwise.
          Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any Preferred Units in accordance with the terms hereof, the Holder thereof shall not be required to physically surrender such Holder’s certificates for Preferred Units to the Company unless such Holder is converting all of the Preferred Units then held by such Holder.

The Holders of Preferred Units and the Company shall maintain records showing the number of Preferred Units so converted hereunder, the number of Common Units received upon conversion and the dates of such conversions, or shall use such other method, reasonably satisfactory to the Holders and the Company, so as not to require physical surrender of certificates for Preferred Units upon each such conversion. Notwithstanding the foregoing, if any Preferred Units are converted as aforesaid, such Holder of Preferred Units may not transfer its Preferred Units unless such Holder first physically surrenders to the Company all certificates representing any Preferred Units which have previously been converted in whole or in part, whereupon the Company will forthwith issue and deliver upon the order of such Holder new certificate(s) evidencing Preferred Units, registered as such Holder may request, representing in the aggregate, together with all other certificates evidencing Preferred Units held by such Holder, the remaining number of Preferred Units held by such Holder. Each Holder of Preferred Units (and any successor in interest or assignee), by acceptance of Preferred Units, acknowledges that, by reason of the provisions of this paragraph, following conversion of any Preferred Units, the number of Preferred Units actually owned by such Holder may be less than the number of Preferred Units set forth on the face of the certificates representing Preferred Units and held by such Holder.
          (d) Conversion Adjustments.
     (i) If the Company or any of its subsidiaries, at any time while the Preferred Units are outstanding (A) shall pay a unit dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in Common Units, (B) subdivide outstanding Common Units into a larger number of units, or (C) combine outstanding Common Units into a smaller number of units, then each Affected Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of Common Units outstanding before such event and the denominator of which shall be the number of Common Units outstanding after such event. Any adjustment made pursuant to this Section 6(d)(i) shall become effective immediately after the record date for the determination of unit holders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.
          As used herein, the Affected Prices (each an “Affected Price”) shall refer to: (i) the Closing Price, First Call Redemption Price, Second Call Redemption Price or Low Price (as defined in Section 7(f)); or, as applicable, (ii) each closing price for Common Units occurring on any Trading Day included in the period used for determining the Market Price, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 6(d)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 6(d)(i).
     (ii) If the Company or any of its subsidiaries, at any time while the Preferred Units are outstanding, shall distribute to all holders of Common

Units evidences of its indebtedness or assets or cash (other than the Company’s regularly declared and scheduled dividend) or rights or securities (excluding those referred to in Section 6(d)(i) above and 6(d)(iii) below) or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 6(d)(i) above and 6(d)(iii) below), then each Affected Price shall be adjusted by multiplying the existing Affected Price, by a fraction, (A) the numerator of which is the closing price per Common Unit immediately prior to the record date fixed for determination of Holders of Common Units entitled to receive the distribution (the “Reference Price”) less the fair market value per Common Unit at such record date of the distribution as reasonably determined by the General Partner in good faith and (B) the denominator of which is the Reference Price; provided, however, that if the Holder disputes the General Partner’s valuation above, the Holder and the Company shall select a mutually acceptable appraiser (the “Appraiser”) whose fee shall be borne equally by the Holder and the Company, and the fair market value of such distribution shall be as determined by the Appraiser.
     (iii) Prior to the consummation of any recapitalization, reorganization, consolidation, merger, spin-off or other business combination (other than a Change in Control Transaction) pursuant to which holders of Common Units are entitled to receive securities or other assets with respect to or in exchange for Common Units (a “Company Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of its Preferred Units at the Conversion Price in lieu of the Common Units otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Units in connection with the consummation of such Company Event in such amounts as the Holder would have been entitled to receive had the Preferred Units initially been issued with a conversion rights for the form of such consideration (as opposed to Common Units) at a conversion ratio for such consideration equal to a fraction, the numerator of which is the outstanding Liquidation Value multiplied by the number of outstanding Preferred Units and the denominator of which is the Conversion Price. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Holders.
     (iv) In case of any Change of Control, then without limiting other rights hereunder, the Holder shall have the right thereafter to, at its option, (A) convert Preferred Units, in whole or in part, at the Conversion Price, into the units and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Units following such Change of Control, and such conversion shall be effected on the closing of the Change of Control (B) subject to Section 4.08 of the Indenture, dated as of December 20, 2005, by and among the Company, its subsidiaries named therein and Wachovia Bank, National Association relating to the

Company’s 8-1/8% Senior Notes due 2015 (the “Senior Notes”), require the Company or its successor to redeem, within five days of notice to the Company, the Preferred Units, in whole or in part, at a redemption price equal to the greater of (x) the Liquidation Value of the Preferred Units or (y) the Conversion Value of the Preferred Units. To the extent that Holder does not exercise its option described in the immediately preceding sentence, the terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of Common Units deliverable upon such conversion would have been entitled in such Change in Control Transaction. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges. Holder’s right to convert pursuant to clause (A) above shall be irrespective of whether it has previously submitted a Conversion Notice within the prior 30 days.
          (e) Notice of Record Date. In the event of any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any security or right convertible into or entitling the holder thereof to receive additional Common Units, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall notify each Holder of Preferred Units at least 15 days prior to the record date, of which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right; provided, however, that the foregoing requirement shall be deemed satisfied if at least 15 days prior to record date, the Company shall have issued a press release which shall be posted on the Company’s website and carried by one or more wire services, containing the required information.
          (f) Issue Taxes. The Company shall pay any and all issue, documentary, stamp and other taxes, excluding any income, franchise or similar taxes, that may be payable in respect of any issue or delivery of Common Units on conversion of, or payment of dividends on, Preferred Units pursuant hereto. However, the Holder of any Preferred Units shall pay any tax that is due because the Common Units issuable upon conversion thereof or dividend payment thereon are issued in a name other than such Holder’s name.
          (g) [Intentionally Omitted]
          (h) Fractional Units. No fractional Common Units shall be issued upon the conversion of any Preferred Units. All Common Units (including fractions thereof) issuable upon conversion of more than one Preferred Unit by a Holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional unit. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a Common Unit, the Company shall, in lieu of issuing any fractional unit, either round up the number of units to the next highest whole number or, at the Company’s option, pay the Holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the Conversion Date (as determined in good faith by the General Partner of the Company).
          (i) Specific Enforcement. The Company agrees that irreparable damage would occur in the event that any of the provisions of this Certificate of Designations were not performed in accordance with their specific terms or were otherwise breached. Each Holder shall have all rights and remedies set forth in this Certificate and all rights and remedies which such Holders have been granted at any time under any other agreement or contract and all of the rights which such Holders have under any law. Any person having any rights under any provision of this Certificate shall be entitled to enforce such rights specifically or pursue other injunctive relief or other equitable remedies (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Certificate and to exercise all other rights granted by law. Each Holder without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.
          (j) Conversion Limitations.
          (A) 9.9% Limitation. Notwithstanding anything to the contrary contained herein, the number of Common Units that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of Common Units deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Preferred Units) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), as determined pursuant to the rules and regulations promulgated under Section 13(d) of the Exchange Act, including all Common Units deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by persons that would be aggregated for purposes of determining whether a group under Section 13(d) of the Exchange Act, exists, would exceed 9.9% of the total issued and outstanding Common Units (the “Restricted Ownership Percentage”). The Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change in Control Transaction. If, pursuant to a mandatory conversion pursuant to Section 6(b) herein the Company elects to issue Common Units to Holder, and as a result Holder would otherwise exceed the Restricted Ownership Percentage, then with respect to the Common Units that would cause the Restricted Ownership Percentage to be exceeded, the Company shall pay in cash to Holder an amount equal to the Market Price multiplied by the number of excess Common Units (“Excess Amount”).
          (B) Principal Market Regulation. The Company shall not be obligated to issue any Common Units upon conversion of the Preferred Units, whether pursuant to this Section 6, or otherwise, if the issuance of such Common Units would exceed that number of units of Common Units which the Company may issue upon conversion of the

Preferred Units without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Principal Market Cap”). To the extent that the Preferred Units are converted for a number of Common Units that would exceed the Principal Market Cap, the Company shall pay in cash to Holder the Excess Amount.
     7. Company Redemption Rights.
          (a) Prior to the First Call Date, the Company shall have the option (the “Special Call Option”), subject to the conditions set forth below, to redeem all, but not less than all, of the Preferred Units for an aggregate cash amount equal to the product of (A) the Liquidation Value of the outstanding Preferred Units divided by the Conversion Price; multiplied by (B) the Special Call Redemption Price.
          (b) The exercise of the Special Call Option by the Company shall be subject to the following conditions: (i) transmission of a written notice (“Special Call Option Notice”) no sooner than 20 Trading Days prior to the Redemption Date, which notice shall specify the Redemption Date; and (ii) if the Redemption Date shall occur after the Conversion Commencement Date, the satisfaction of the Call Option Conditions on the 20 consecutive Trading Days immediately preceding the date of the Special Call Option Notice and at all times from such date to the applicable Redemption Date.
          (c) The Company shall have the option (the “Call Option”) to (A) on or after the First Call Date but no later than the Second Call Date redeem some or all of the outstanding Preferred Units for cash, for an amount determined by dividing the Liquidation Value of the Preferred Units being redeemed by the Conversion Price and multiplying by the First Call Redemption Price; and (B) on or after the Second Call Date, redeem some or all outstanding Preferred Units for cash, for an amount determined by dividing the Liquidation Value of the Preferred Units being redeemed by the Conversion Price and multiplying by the Second Call Redemption Price; provided, however, that the foregoing redemptions must be exercised for no less than the lesser of: (x) 10,000 Preferred Units, or (y) the number of remaining outstanding Preferred Units. However, the foregoing right shall not affect the right of the Holder to convert Preferred Units pursuant to the terms of Section 6(a) with respect to any Conversion Notice submitted by Holder prior to a Redemption Date and the conversion of such Preferred Units shall be governed by the provisions of Section 6(a) and not this Section 7.
          (d) The exercise of the Call Option by the Company shall be subject to: (i) the transmission of a written notice of the exercise of the Call Option to the Holder (the “Call Option Notice”) no later than 10 Trading Days prior to the applicable Redemption Date which shall specify the amount of Preferred Units being redeemed; and (ii) the satisfaction of the Call Option Conditions on the 20 Trading Days immediately preceding the Call Option Notice and at all times from the Call Option Notice to the applicable Redemption Date.
          (e) With respect to exercises of the Special Call Option and the Call Option, on the applicable Redemption Date, the Company shall remit the applicable cash consideration to the Holder. The Holder shall deliver to the Company the certificates representing the Preferred Units as soon as practicable, following the applicable Redemption Date.

          (f) (i) In addition, the Company shall have the option (the “Low Price Redemption Option”) to redeem all of the Preferred Units if at any time (including the period prior to the Conversion Commencement Date), the closing price for the Common Units shall be less than $36 (as adjusted pursuant to Section 6(d)) (the “Low Price”) for 10 consecutive Trading Days (a “Low Price Trading Period”)
               (ii) If a Low Price Trading Period shall have occurred, then, until the earlier of: (A) 5 Trading Days from the end of the Low Price Trading Period or (B) the first Trading Day following the Low Price Trading Period for which the closing price shall be above the Closing Price (as adjusted pursuant to Section 6(d)), the Company may exercise the Trading Price Redemption Option by written notice to the Holder. Such notice (the “Low Price Redemption Notice”) shall specify the applicable redemption date (the “Low Price Redemption Date”) which shall be no more than 30 days from the date of the Low Price Redemption Notice.
               (iii) On the Low Price Redemption Date, if prior to the Dividend Commencement Date, the Company shall pay to the Holder in cash the Liquidation Value of the Preferred Units plus an amount equal to the greater of: (A) an 8% annualized return on the Face Value from the issuance date; (B) an 8% annualized return on the Face Value for one quarter (collectively, the “Low Price Redemption Price”). If the Low Price Redemption Date occurs after the Dividend Commencement Date, the Company shall pay Holder the amount set forth above less the amount of dividend payments made on the Preferred Units.
               (iv) The Company’s non-exercise of the Low Price Redemption Option shall not affect Holder’s right to convert Preferred Units pursuant to Section 6(a) above. If the Company exercises the Low Price Redemption Option, Holder may still convert any or all Preferred Units pursuant to the terms of Section 6(a) if Holder delivers a Conversion Notice prior to the Low Price Redemption Date and the Low Price Redemption Date occurs after the Conversion Commencement Date.
     8. Voting Rights. In addition to all other requirements imposed by Delaware law, and all other voting rights granted under the Company’s Limited Partnership Agreement, the affirmative vote of a majority of the Company’s outstanding Preferred Units shall be necessary for repeal of this Certificate of Designations or the Certificate of Limited Partnership or Limited Partnership Agreement or any amendment to the Limited Partnership or Limited Partnership Agreement (including any merger or consolidation) that may materially amend or change or adversely affect any of the rights, preferences, obligations or privileges of the Preferred Units provided, however, that Holders of Preferred Units who are affiliates of the Company (and the Company itself) shall not participate in such vote and the Preferred Units of such Holders shall be disregarded and deemed not to be outstanding for purposes of such vote.
     9. Notices. The Company shall distribute to the Holders of Preferred Units copies of all notices, materials, annual and quarterly reports, proxy statements, information statements and any other documents distributed generally to the holders of Common Units of the Company, at such times and by such method as such documents are distributed to such holders of such Common Units.

     10. Certificates.
          (a) The certificate(s) representing the Preferred Units held by any Holder of Preferred Units may be exchanged by such Holder at any time and from time to time for certificates with different denominations representing an equal aggregate number of Preferred Units, as reasonably requested by such Holder, upon surrendering the same. No service charge will be made for such registration or transfer or exchange. In the event that any Holder of Preferred Units notifies the Company that its certificate(s) therefor have been lost, stolen or destroyed, the Company shall promptly and without charge deliver replacement certificate(s) to such Holder, provided that such Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such lost, stolen or destroyed certificate(s).
          (b) The certificate(s) representing the Preferred Units may be imprinted with a legend in substantially the following form:
“THIS CERTIFICATE IS NOT REQUIRED TO BE PHYSICALLY SURRENDERED TO THE COMPANY IN THE EVENT THAT THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE CONVERTED OR REDEEMED IN PART. AS A RESULT, FOLLOWING ANY CONVERSION OR REDEMPTION OF ANY PORTION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF UNITS INDICATED ON THIS CERTIFICATE. IF ANY SECURITIES ARE CONVERTED AS AFORESAID, THE HOLDER OF THIS CERTIFICATE MAY NOT TRANSFER ANY SECURITIES REPRESENTED BY THIS CERTIFICATE UNLESS AND UNTIL SUCH HOLDER FIRST PHYSICALLY SURRENDERS TO ATLAS PIPELINE PARTNERS, L.P. ALL CERTIFICATES REPRESENTING ANY SUCH SECURITIES WHICH HAVE PREVIOUSLY BEEN CONVERTED IN WHOLE OR IN PART, WHEREUPON ATLAS PIPELINE PARTNERS WILL FORTHWITH ISSUE AND DELIVER UPON THE ORDER OF SUCH HOLDER NEW CERTIFICATE(S) EVIDENCING SUCH SECURITIES THEN HELD BY SUCH HOLDER.”
     11. [Intentionally Omitted]
     12. No Reissuance. No Preferred Units acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.
     13. No Senior Securities. So long as any Preferred Units remain outstanding, the Company and its subsidiaries shall not, without the affirmative vote of the Holders of at least 75% of the outstanding Preferred Units, issue any equity securities ranking senior to the Preferred Units with respect to liquidation preference, dividends, the timing of redemption or voting rights.

     14. Severability of Provisions. If any right, preference or limitation of the Preferred Units set forth in this Certificate of Designations (as this Certificate of Designations may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in this Certificate of Designations, which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth be deemed dependent upon any such other right, preference or limitation unless so expressed herein.
* * * * *
[Signature Page Follows]

     IN WITNESS WHEREOF, this Amended and Restated Certificate of Designations of the Company has been duly executed this ___ day of April, 2007.

ATLAS PIPELINE PARTNERS, L.P.

By:	ATLAS PIPELINE PARTNERS GP, LLC General Partner

By:

EXHIBIT A
(To be Executed by Holder
in order to Convert Preferred Units)
CONVERSION NOTICE
FOR
6.5% CUMULATIVE CONVERTIBLE PREFERRED UNITS
The undersigned, as a holder (“Holder”) of 6.5% Cumulative Convertible Preferred Units (“Preferred Units”) of Atlas Pipeline Partners, L.P. (the “Company”), hereby irrevocably elects to convert _________ Preferred Units for Common Units of the Company according to the terms and conditions of the Certificate of Designations for the Preferred Units as of the date written below. The undersigned hereby requests that certificates for the Common Units to be issued to the undersigned pursuant to this Conversion Notice be issued in the name of, and delivered to, the undersigned or its designee as indicated below. No fee will be charged to the Holder of Preferred Units for any conversion. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Certificate of Designations.

Conversion Information:	NAME OF HOLDER:

By:
Print Name:
Print Title:

Print Address of Holder:

Issue Common Units to:
at:

If Common Units are to be issued to a person other than Holder,
Holder’s signature must be guaranteed below:

SIGNATURE GUARANTEED BY:

THE COMPUTATION OF NUMBER OF COMMON UNITS TO BE RECEIVED IS SET FORTH ON PAGE 2 OF THE CONVERSION NOTICE.

Page 1 of Conversion Notice

Page 2 to Conversion Notice dated		for:
	(Conversion Date)		(Name of Holder)
COMPUTATION OF NUMBER OF COMMON UNITS TO BE RECEIVED
Number of Preferred Units converted:                         shares

Number of Preferred Units converted x Liquidation Value	$

Total dollar amount converted	$

Conversion Price	$

Number of Common Units =	Total dollar amount converted =
Conversion Price
     Number of Common Units =
If the conversion is not being settled by DTC, please issue and deliver ___ certificate(s) for Common Units in the following amount(s):

If the Holder is receiving certificate(s) for Preferred Units upon the conversion, please issue and deliver ___ certificate(s) for Preferred Units in the following amounts:

REGISTRATION RIGHTS AGREEMENT
          This REGISTRATION RIGHTS AGREEMENT is dated as of April ___, 2007 (this “Agreement”), by and among ATLAS PIPELINE PARTNERS, L.P., a Delaware limited partnership (the “Company”), and ATLAS PIPELINE PARTNERS FINANCE CORP., a Delaware corporation (the “Finance Co” and, together with the Company, the “Issuers”), and Sunlight Capital Partners, LLC (the “Purchaser”).
          The Issuers and the Purchaser are parties to the Purchase Agreement dated April ___, 2007 (the “Purchase Agreement”) which provides for the issuance to the Purchaser of $___ aggregate principal amount of the Issuers’ 8 1/8% Senior Notes due 2015 (including the unconditional guarantees thereof on an unsecured senior basis as to principal, premium, if any, and interest by the Guarantors, the “Securities”). As an inducement to the Purchaser to enter into the Purchase Agreement, the Issuers have agreed to provide to the Purchaser and its direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Purchaser’s obligations under the Purchase Agreement.
          In consideration of the foregoing, the parties hereto agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
          “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
          “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
          “Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.
          “Exchange Offer” shall mean the exchange offer by the Issuers and the Guarantors of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
          “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
          “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.
          “Exchange Securities” shall mean senior notes issued by the Issuers and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities

(except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of Securities in exchange for Securities pursuant to the Exchange Offer.
          “Guarantors” shall mean the guarantors of the Securities.
          “Holders” shall mean the Purchaser, for so long as it owns any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holders” shall include Participating Broker-Dealers.
          “Indenture” shall mean the Indenture relating to the Securities dated as of December 20, 2005 among the Issuers, the Guarantors and Wachovia Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.
          “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
          “Participating Broker-Dealers” shall have the meaning set forth in Section 4(a) hereof.
          “Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
          “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement or “free-writing prospectus” (as defined in Rule 405 under the Securities Act), including a prospectus supplement or free-writing prospectus with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.
          “Purchase Agreement” shall have the meaning set forth in the preamble.
          “Purchaser” shall have the meaning set forth in the preamble.
          “Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Securities has been declared effective under the Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

          “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuers with this Agreement, including, without limitation, (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any Underwriters or Holders in connection with blue sky qualification of any Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Issuers and, in the case of a Shelf Registration Statement, the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Purchaser) and (viii) the fees and disbursements of the independent public accountants of the Issuers, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
          “Registration Statement” shall mean any registration statement of the Issuers and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.
          “SEC” shall mean the Securities and Exchange Commission.
          “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
          “Shelf Effectiveness Period” shall have the meaning set forth in Section 2(b) hereof.
          “Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.
          “Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuers and the Guarantors that covers all the Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.
          “Trustee” shall mean the trustee with respect to the Securities under the Indenture.
          “Underwriter” shall have the meaning set forth in Section 3 hereof.
          “Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.
     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff of the SEC, the Issuers shall use their reasonable best efforts to (i) cause to be filed an Exchange Offer Registration Statement by the 30th day after the Closing Date covering an offer to the Holders to exchange all the Registrable Securities for Exchange Securities and (ii) cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the 90th day (or, if the SEC elects to review the Registration Statement, the 120th day) after the Closing Date. The Issuers shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement is declared effective by the SEC and use their reasonable best efforts to complete the Exchange Offer not later than 120th day (or, if the SEC elects to review the Registration Statement, the 150th day) after the Closing Date.
          The Issuers shall commence the Exchange Offer by mailing or delivering electronically the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law,
          (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;
          (ii) the dates of acceptance for exchange (which shall be a period of at least 5 Business Days from the date such notice is mailed) (the “Exchange Dates”);
          (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this Agreement;
          (iv) that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and
          (v) that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such Securities exchanged.

          As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Issuers that (i) any Exchange Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under Securities Act) of the Issuers or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.
          As soon as practicable after the last Exchange Date, the Issuers shall
          (i) accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and
          (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuers and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.
          The Issuers shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate any applicable law or applicable interpretations of the Staff of the SEC.
          (b) In the event that (i) the Issuers determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange Date because of a change in law or SEC policy after the issue date of the Registrable Securities, (ii) for any reason the Exchange Offer is not consummated by the 150th day after the Closing Date, or if such day is not a Business Day, on or prior to the first Business Day thereafter, or (iii) any Holder notifies the Issuers following the consummation of the Exchange Offer that (A) it is not permitted under law or SEC policy to participate in the Exchange Offer; (B) it cannot publicly resell exchange Registrable Securities without delivering a Prospectus, and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for resales by that Holder or (C) it is a broker-dealer and holds Registrable Securities that it has not exchanged and that it acquired directly from the Issuers or one of their affiliates, then in addition to or in lieu of conducting the Exchange Offer, the Issuers shall file a Shelf Registration Statement providing for the sale of all the Registrable Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.
          In the event that the Issuers are required to file a Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Issuers shall to file and have declared effective by the SEC both an Exchange Offer Registration Statement pursuant to Section 2(a) with respect to all Registrable Securities and a Shelf Registration Statement (which may be a combined Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Purchaser after completion of the Exchange Offer.
          The Issuers agree to use their reasonable best efforts (i) to file the Shelf Registration Statement by the 30th day after they become obligated to make the filing, (ii) to cause the registration statement to become effective within 60 days after such filing and (iii) to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the Registrable Securities or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the “Shelf Effectiveness Period”). The Issuers further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Issuers for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their reasonable best efforts to cause any such amendment to become effective and such Shelf Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Issuers agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.
          (c) The Issuers shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a) and Section 2(b) hereof. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.
          (d) An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.
In the event that (i) the Exchange Offer is not completed, (ii) the Shelf Registration Statement, if required hereby, is not declared effective, (iii) the Exchange Offer Registration Statement is not filed, (iv) the Exchange Offer Registration Statement is not effective, (v) the Shelf Registration Statement is not filed or (vi) the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, but thereafter, subject to certain exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of any Registrable Securities registered under the Shelf Registration Statement (each such event referred to in clauses (i) through (vi) a “Registration Default”), by within the time limits set forth in Sections 2(a) and 2(b) above, as applicable, additional interest in the form of additional cash interest (“Additional Interest”) will accrue on the Registrable Notes required to be registered on a Shelf Registration. The rate of Additional Interest will be 1.00% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 1.00% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 3.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which such Registrable Note ceases to be a Registrable Note or otherwise become freely transferable by Holders other than affiliates of the Issuers without further registration under the Securities Act.
          Without limiting the remedies available to the Purchaser and the Holders, the Issuers acknowledge that any failure by the Issuers to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuers’ obligations under Section 2(a) and Section 2(b) hereof.
     3. Registration Procedures. In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Issuers shall as expeditiously as possible
          (a) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuers, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; provided that the Issuers shall avail themselves of all the applicable provisions of the SEC’s Securities Offering Reforms which would reduce the amount of time between the filing and effectiveness of the Registration Statement; and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;
          (b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
          (c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Purchaser, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Issuers consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;
          (d) use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with the Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither Issuer shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;
          (e) in the case of a Shelf Registration, notify each Holder of Registrable Securities, counsel for such Holders and counsel for the Purchaser promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of any Issuer or Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable Securities cease to be true and correct in all material respects or if any Issuer or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by any Issuer that a post-effective amendment to a Registration Statement would be appropriate;
          (f) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;
          (g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);
          (h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as the selling Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

          (i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Issuers shall notify the Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Issuers have amended or supplemented the Prospectus to correct such misstatement or omission;
          (j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Purchaser and its counsel (and, in the case of a Shelf Registration Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Issuers as shall be reasonably requested by the Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or their counsel) available for discussion of such document; and the Issuers shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Purchaser and its counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Purchaser or its counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall object;
          (k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;
          (l) if necessary, cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;
          (m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities (an “Inspector”), any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Issuers and the Guarantors, and cause the respective officers, directors and employees of the Issuers and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided that if any such information is identified by the Issuers as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Inspector, Holder or Underwriter);
          (n) in the case of a Shelf Registration, use their reasonable best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by any Issuer or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;
          (o) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Issuers have received notification of the matters to be incorporated in such filing; and
          (p) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Issuers (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Issuers (and, if necessary, any other certified public accountant of any subsidiary of the Issuers or any Guarantor, or of any business acquired by the Issuers or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Issuers made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement. In the event that the SEC Staff requires any Holder to be identified as an underwriter in the Registration Statement, the Issuers shall provide to such Holder such documents (such as opinions and comfort letters), and such access to information as shall be necessary for such Holder to establish a due diligence defense.

          In the case of a Shelf Registration Statement, the Issuers may require each Holder of Registrable Securities to furnish to the Issuers such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Issuers may from time to time reasonably request in writing.
          In the case of a Shelf Registration Statement, each Holder of Registrable Securities agrees that, upon receipt of any notice from the Issuers of the happening of any event of the kind described in Section 3(e)(iii) or 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof and, if so directed by the Issuers, such Holder will deliver to the Issuers all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.
          If the Issuers shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Issuers shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Issuers may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.
          The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.
     4. Participation of Broker-Dealers in Exchange Offer. Section 6.13 (a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.
          The Issuers understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
          (b) In light of the above, and notwithstanding the other provisions of this Agreement, the Issuers agree to amend or supplement the Prospectus contained in the Exchange

Offer Registration Statement, as would otherwise be contemplated by Section 3(i), for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement), if requested by the Purchaser or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above. The Issuers further agree that Participating Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.
          (c) The Purchaser shall have no liability to any Issuer, any Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
     5. Indemnification and Contribution. Section 6.14 (a) Each Issuer, jointly and severally, agrees to indemnify and hold harmless the Purchaser and each Holder, their respective affiliates, directors, agents and officers and each Person, if any, who controls the Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Purchaser or any Holder furnished to the Issuers in writing by the Purchaser or any selling Holder expressly for use therein; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of the Purchaser or Holder (or any of their affiliates, directors and officers and each person, if any, who controls the Purchaser or such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) in connection with the sale of Securities by the Purchaser or a Holder, to the extent that such untrue statement or omission was corrected in a prospectus supplement or a free-writing prospectus delivered to the Person asserting such loss, claim, damage or liability prior to the time of sale of such Securities. In connection with any Underwritten Offering permitted by Section 3, the Issuers, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.
          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Purchaser and the other selling Holders, their respective affiliates, the directors of the Issuers, each officer of the Issuers who signed the Registration Statement and each Person, if any, who controls the Issuers, the Purchaser and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Issuers in writing by such Holder expressly for use in any Registration Statement and any Prospectus. The amount of Holder’s Indemnity is capped at the amount of proceeds such Holder receives from the sale of the securities covered by the Registration Statement.
          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Purchaser, its affiliates, directors and officers and any control Persons of the Purchaser shall be designated in writing by the Purchaser, (y) for any Holder, its affiliates, directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Issuers. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
          (d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers from the offering of the Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Issuers on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          (e) The Issuers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          (f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

          (g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Purchaser or any Holder, their respective affiliates or any Person controlling any Purchaser or any Holder, or by or on behalf of the Issuers, their respective affiliates or the officers or directors of or any Person controlling the Issuers, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.
     6. General.
          (a) No Inconsistent Agreements. The Issuers represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by any Issuer or any Guarantor under any other agreement and (ii) neither any Issuer nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.
          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuers have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.
          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Issuers by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Purchaser, the address set forth in the Purchase Agreement; (ii) if to the Issuers, initially at the Issuers’ address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.
          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Purchaser (in its capacity as the Purchaser) shall have no liability or obligation to the Issuers with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
          (e) Purchases and Sales of Securities. The Issuers shall not, and shall use their reasonable best efforts to cause their affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities.
          (f) Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Issuers, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
          (j) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Issuers and the Purchaser shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.
By:	Atlas Pipeline Partners GP, LLC its General Partner
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

ATLAS PIPELINE FINANCE CORP.
By:
	Name:	Matthew A. Jones
	Title:	Chief Financial Officer

SUNLIGHT CAPITAL PARTNERS, LLC
By:
Name:
Title:

EXHIBIT C
[Sunlight Letterhead]
April ___, 2007
Atlas Pipeline Partners, L.P.
311 Rouser Road
Moon Township, Pennsylvania 15108
Attn.: Matthew A. Jones
RE:	Consent concerning the amendment (the “Amendment”) of the Certificate of Designations of Atlas Pipeline Partners, L.P. (the “Company”) 6.5% Cumulative Convertible Preferred Units (as amended, the “Preferred Units”) dated as of March 13, 2006, substantially in the form of the Amended and Restated Certificate of Designation in the form of Exhibit A (the “Certificate”) to the Purchase Agreement among the Company, Atlas Pipeline Finance Co. and Sunlight Capital Partners, LLC (the “Purchaser”) dated as of April ___, 2007 (the “Purchase Agreement”)
Dear Mr. Jones:
     The Company has requested that the Purchaser consent to Amendment and waive any violations arising under the Certificate with respect to the Preferred Units prior to the date hereof. The Purchaser is willing to provide such consent and waiver upon the terms and conditions set forth in the Purchase Agreement.
     By execution of this letter the Purchaser hereby consents to the Amendment and waives any violation as of the date hereof of the Certificate.

Very truly yours, Sunlight Capital Partners, LLC
By:
Name:
Title:

EXHIBIT D
Form of Legal Opinion
April ___, 2007
Sunlight Capital Partners, LLC
712 Fifth Avenue
New York, New York 10019
Gentlemen/Ladies:
     We have acted as counsel to Atlas Pipeline Partners, L.P. (the “Partnership”) and Atlas Pipeline Finance Corp. (“Finance Co.” and with the Partnership, the “Issuers”) in connection with (i) the amendment (the “Amendment”) to the Partnership’s Certificate of Designations for the Company’s 6.5% Cumulative Convertible Preferred Units (as amended, the “Preferred Units”) dated as of March 13, 2006 and (ii) the Issuers issuance to you of an aggregate $___ principal amount of their 8 1/8% Senior Notes due 2015 (the “Notes”) as provided in the Purchase Agreement (the “Purchase Agreement”) dated April ___, 2007 between you and the Issuers. This opinion is being rendered to you pursuant to Section 4.2(g) of the Purchase Agreement. Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in the Purchase Agreement.
     In connection with the opinions hereinafter expressed, we have examined each of the following documents: (i) the Purchase Agreement, the Certificate and the Registration Rights Agreement; (ii) the certificate of limited partnership and the limited partnership agreement of the Partnership, each as amended through the date hereof; (iii) the certificate of incorporation and bylaws of Finance Co., each as amended through the date hereof; (iv) the minute books of the Partnership and Finance Co. and (v) the officer’s certificates of the Issuers delivered to you in connection with the Purchase Agreement.
     In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any such signatures are not genuine, that any signatory lacked legal capacity or that any document submitted to us is not authentic and, if a copy, that it does not conform to the original.
     Our opinions expressed below are subject to the following limitations:
          1. In accordance with our general policies, we have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions expressed herein. However, we have no reason to believe that the foregoing assumption is incorrect.

          2. Our opinions are subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, preferential or fraudulent conveyance, or other similar laws or equitable principles (regardless of whether enforcement is sought in a proceeding at law or in equity) relating to or affecting the rights and remedies of creditors generally. In addition, we express no opinion regarding any indemnity, contribution or exoneration provisions in any agreement to the extent that they may be limited or held unenforceable under public policy or applicable laws.
          3. Whenever our opinion in this letter with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness of facts, it is intended to signify that, except as may otherwise be specifically set forth in this letter, during the course of our representation of the Issuers, no information has come to our attention that would give us actual knowledge of the existence or absence of those facts.
          4. We have relied upon written certifications issued by the Department of State of the State of Delaware concerning the formation and good standing of the Issuers.
          5. Our opinion as to state and federal securities laws is limited to that set forth in paragraph vii below.
          6. We are attorneys admitted to practice before the courts of the United States, the Commonwealth of Pennsylvania and the State of New York. The opinions set forth herein are limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania, without reference to choice of law provisions thereunder, the Delaware LP Act, the Delaware General Corporation Law and, with respect to the Purchase Agreement and the Registration Rights Agreement, the laws of the State of New York. No opinion is expressed with respect to the laws of any other state or to the application of any such laws.
     Based upon and subject to the foregoing, we are of the following opinions:
     (i) The Partnership is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware. Finance Co. is a corporation duly organized and existing in good standing under the laws of the State of Delaware. Each of the Partnership and Finance Co. has the requisite legal power to own its properties and to carry on its business as now being conducted.
     (ii) Each of the Issuers has the requisite partnership or corporate, as appropriate, power and authority to enter into and perform the Transaction Documents to which it is a party and to issue the Notes and the Exchange Notes in accordance with the terms of the Purchase Agreement and the Registration Rights Agreement.
     (iii) The execution and delivery of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by it of the transactions contemplated thereby have been duly authorized by it and no further consent or authorization of it is required.

     (iv) The Transaction Documents constitute legal, valid and binding obligations of each of the Issuers, as appropriate, enforceable against it in accordance with their respective terms.
     (v) The Notes have been duly authorized and delivered. The Exchange Notes, when issued and delivered in accordance with the terms of the Transaction Documents, shall be duly authorized and delivered.
     (vi) The execution, delivery and performance of the Transaction Documents by each of the Issuers, as appropriate, and the consummation by it of the transactions contemplated by the Transaction Documents do not and will not (A) result in a violation of its charter documents or, to our knowledge, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument of which we have knowledge to which it is a party or its property is bound (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), (B) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (which order, judgment or decree are known to us) applicable to it, or by which any of its property or assets is bound or affected, and (C) require it to obtain any approval, consent, authorization, waiver, exemption or order of, or make any filing or registration with, any court or governmental or regulatory agency (other than the filing of a Form D and the Registration Statement (as defined in the Registration Rights Agreements) with the SEC) in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and deliver the Notes and the Exchange Notes in accordance with the terms of the Purchase Agreement and the Registration Rights Agreement.
     (vii) Assuming and relying upon the truth and accuracy of your representations, warranties and covenants contained in the Purchase Agreement and the representations and warranties of the Issuers contained in the officer’s certificates, the offer, issuance, sale and delivery of the Notes to you in accordance with the terms of the Transaction Documents constitutes a transaction exempt from registration under the Securities Act of 1933, as amended.
     The opinions and advice herein set forth are solely for your benefit and may not be quoted or relied upon by any other person, or used for any other purpose, without our prior written consent.

Very truly yours, LEDGEWOOD A Professional Corporation

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